UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2014

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

The Board of Directors (BOD) of Community West Bancshares (Company) completed a competitive review process to determine the Company’s independent registered public accounting firm (public accounting firm) for the year ending December 31, 2015.  As a result of this process, on October 30, 2014, the BOD approved the engagement of McGladrey LLP (McGladrey), subject to clearance of McGladrey’s internal acceptance process.  At the same meeting, the BOD approved the dismissal of Ernst & Young LLP (EY) as independent registered public accounting firm of the Company, effective upon the completion of the audit of the Company’s financial statements for the year ending December 31, 2014 and issuance of their report thereon.

The reports of EY on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles generally accepted in the United States of America (GAAP).

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and 2012, and in the subsequent interim period through October 30, 2014, there were no disagreements on any matters of GAAP or accounting practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report.

The Company has requested EY furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of that letter, dated November 5, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm.

As set forth above, and concurrent with the decision to dismiss EY as its public accounting firm, on October 30, 2014, the BOD approved the engagement of McGladrey as the Company’s new public accounting firm, commencing with work relating to the year ending December 31, 2015, subject to clearance of McGladrey’s internal acceptance process.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Ernst & Young to the Securities and Exchange Commission, dated November 5, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 5, 2014

COMMUNITY WEST BANCSHARES

By: /s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer